UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2012

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities

On October 1, 2012, NGL Energy Partners LP (the “Partnership”) issued 516,978 common units, at a price of $25.533 per common unit, to an accredited investor (the “New Unitholder”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) of the 1933 Act.  The Partnership issued the common units as partial consideration for the acquisition by an indirect subsidiary of the Partnership of certain entities operating salt water disposal wells and related assets (the “Acquisition”).

In connection with the completion of the Acquisition, the current registration rights agreement relating to equity interests of the Partnership was amended by Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement Amendment”), dated October 1, 2012, by and between the Partnership’s general partner and the New Unitholder. The Registration Rights Agreement Amendment provides for, among other things, certain piggy-back registration rights for the common units that were issued in connection with the Acquisition.

The Registration Rights Agreement Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the material terms of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 hereto and to the First Amended and Restated Registration Rights Agreement filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2011.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: October 3, 2012		By:	/s/ H. Michael Krimbill
H. Michael Krimbill Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012